LightPath Technologies Announces Quarterly Conference Call and Fiscal 2010 Preliminary Third Quarter Comments

ORLANDO, FL -- (Marketwire - April 20, 2010) - LightPath Technologies, Inc. (NASDAQ: LPTH), manufacturer and integrator of families of precision molded aspheric optics, precision molded infrared optics, GRADIUM® glass products, and high-performance fiber-optic collimators and isolators, reported today that projected results for its third quarter of fiscal 2010 include:
Third Quarter Highlights:

  Backlog scheduled to ship within the next 12 months is $3.9 million, an increase of $501,000 as compared to the backlog on March 31, 2009, and an increase of $1.6 million as compared to the backlog on June 30, 2009.
  Cash on hand as of March 31, 2010 was $543,000 as compared to $906,000 on December 31, 2009 and $580,000 on June 30, 2009.
  Revenue for the third quarter of fiscal 2010 is $2.7 million compared to $1.7 million for the same period in fiscal 2009 and up $500,000 or 22% from the quarter ended December 31, 2009.

Jim Gaynor, President and Chief Executive Officer of LightPath, commented, "LightPath continued to capitalize on the strength in the Telecom and Industrial Laser tool markets. During the third quarter of fiscal 2010 our order activity remained healthy as evidenced by the 70% increase in the backlog scheduled to ship within the next 12 months when compared to the June 30, 2009 backlog. Our quote activity for new orders has continued to increase with the number of quotes up 10% over the second quarter, giving us two consecutive quarters with increases of 10% or higher. We have increased our production rates in China resulting in a 22% increase in revenue for the third quarter compared to the second quarter of the current fiscal year."

LightPath will host a conference call on Thursday, May 6, 2010 at 4:00 p.m. Eastern Daylight Time to discuss the Company's financial and operational results for the third quarter of fiscal 2010.

Conference Call Details
Date: Thursday, May 6, 2010
Time: 4:00 p.m. (EDT)
Dial-in Number: 1-877-407-8033
International Dial-in Number: 1-201-689-8033

It is recommended that participants phone-in approximately 5 to 10 minutes prior to the start of the 4:00 p.m. call. A replay of the conference call will be available approximately 3 hours after the completion of the call until May 13, 2010. To listen to the replay, dial 1-877-660-6853 if calling within the U.S. and 1-201-612-7415 if calling internationally and enter the account # 286 and the conference ID 349690.

The call is also being webcast and may be accessed at the call organizer website of PrecisionIR at www.precisionir.com.

About LightPath Technologies

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. LightPath common stock trades on the Nasdaq Capital Market under the stock symbol LPTH. For more information visit www.lightpath.com

This news release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

GRADIUM® is a registered trademark of LightPath Technologies

Contacts:
Dorothy Cipolla, CFO
LightPath Technologies, Inc.
Phone: +1-407-382-4003 x305
Email: dcipolla@lightpath.com
Internet: www.lightpath.com